UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2013, BioMed Realty Trust, Inc. (the “Company”) amended its charter to increase the authorized number of shares of its stock from 215,000,000 shares to 265,000,000 shares, including an increase in the authorized number of shares of its common stock from 200,000,000 shares to 250,000,000 shares.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles of Amendment, which are filed as Exhibit 3.1 to this current report and incorporated herein by reference.

Item 8.01 Other Events.

Preferred Stock Redemption

On February 12, 2013, the Company distributed a notice of redemption to all holders of record of the Company’s outstanding 7.375% Series A Cumulative Redeemable Preferred Stock, or Series A preferred stock, regarding the Company’s redemption of all 7,920,000 outstanding shares of the Series A preferred stock at a redemption price of $25.30217 per share. The redemption price is equal to the original issuance price of $25.00 per share, plus accrued and unpaid dividends up to but not including the redemption date, without interest. The redemption date is expected to be March 15, 2013. From the redemption date forward, dividends on the Series A preferred stock will no longer accrue and holders of shares of Series A preferred stock will have no rights as holders of such shares other than the right to receive the $25.30217 redemption price.

In accordance with ASC 260, “Earnings per Share,” initial issuance costs totaling approximately $6.5 million associated with the Series A preferred stock will be recognized as a reduction of earnings in arriving at both net income available to common stockholders and funds from operations (FFO). The Company expects to record this charge in the first quarter of 2013.

The notice of redemption and related materials were mailed on February 12, 2013 to holders of record of the Series A preferred stock. Questions about the notice of redemption and related materials should be directed to the redemption agent at:

By Standard Mail:	By Overnight or Hand Delivery:

Computershare Trust Company, N.A. Attention: Corporate Actions P.O. Box 43014 Providence, RI 02940-3014	Computershare Trust Company, N.A. Attention: Corporate Actions 250 Royall Street Canton, MA 02021

or at 1-800-546-5141 (domestic) or 1-781-575-2765 (international); or to BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, CA 92128, Attn: General Counsel, telephone number 1-858-485-9840. Requests for additional copies of the materials should be directed to Computershare.

Tax Disclosure Update

The Company and BioMed Realty, L.P. (the “Operating Partnership”) are disclosing the following information to supersede the disclosure regarding tax rates and foreign accounts contained in the section “Material United States Federal Income Tax Considerations” under the headings “—Tax Rates” and “—Foreign Accounts,” respectively, in the Company’s and the Operating Partnership’s Registration Statement on Form S-3 (File Nos. 333-183669 and 333-183669-01) and in the Company’s Registration Statements on Form S-3 (File Nos. 333-183670, 333-183676 and 333-183677), and any other similar discussion of tax rates and foreign accounts in the foregoing documents:

Tax Rates

Beginning January 1, 2013, the maximum tax rate for non-corporate taxpayers for (1) capital gains is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. However, dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received by the REIT from taxable corporations (such as the REIT’s taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as “capital gain dividends.” In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Tax on Unearned Income. In addition, certain U.S. holders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

The IRS has issued final Treasury Regulations providing that the withholding provisions described above will generally apply to payments of dividends or interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock or debt securities on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. In addition, these rules currently would not apply to debt securities outstanding on January 1, 2014. Prospective investors should consult their tax advisors regarding these withholding provisions.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the redemption of the Company’s Series A preferred stock. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the Company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the Company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the Company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the Company to different and potentially greater risks than those associated with the Company’s domestic operations; risks associated with the Company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment of BioMed Realty Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 12, 2013	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P.

By: BioMed Realty Trust, Inc. its General Partner

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer